UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2011

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On or about March 25, 2011 MBT Financial Corp (the “Corporation”) furnished or otherwise made available to shareholders its Proxy Statement describing the matters to be voted upon at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday May 5, 2011. Included in the matters to be voted on at the Annual Meeting is Proposal #4 to authorize the issuance of up to 1,000,000 shares of non-voting preferred stock of the Corporation.

Following the Corporation’s review of the recently published analyses of Proposal #4, and in order to facilitate shareholder approval of this proposal, the Corporation’s Board of Directors (the “Board”) has taken action to clarify the Corporation’s intent in regard to the proposed preferred stock.  On April 25, 2011, the Board adopted a resolution which resolution contained the following representations.

RESOLVED, it is the policy of the Corporation and the Board of Directors of the Corporation represents to not, without prior shareholder approval, issue any preferred stock, nor any series of preferred stock, for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Registrant more difficult or costly.

Within the limits described above, the Board may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Corporation more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes.

Furthermore, as set forth by the express terms of the proposed preferred stock, the preferred stock are non-voting and therefore, no share of preferred stock shall have any voting rights, other than as may be required by law.

The Corporation and our directors and officers may be soliciting proxies from our stockholders in favor of the proposals to be presented at the Annual Meeting. In addition, we have hired Morrow & Co., LLC to assist in soliciting proxies and have agreed to pay Morrow & Co. a fee of approximately $15,000 plus its related costs and expenses. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of our stockholders in connection with such proposals is set forth in the definitive proxy statement filed with the SEC on March 25, 2011.

This Current Report on Form 8-K is not a proxy statement or a solicitation of proxies from our stockholders. Any solicitation of proxies is being made only pursuant to the definitive proxy statement  mailed to our stockholders who held our stock as of the record date. We urge stockholders to read our definitive proxy statement because it  contains important information about the Corporation and the proposals to be presented at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: April 25, 2011	By:	/s/ H. Douglas Chaffin
H. Douglas Chaffin
President and CFO